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                                                                    EXHIBIT 5

October 1, 1997

Amoco Company
Amoco Corporation
200 East Randolph Drive
Chicago, Illinois 60601

REGISTRATION STATEMENT

Dear Sirs:

Amoco Company, a Delaware corporation (the "Company"), proposes to issue debt securities (the "Securities") guaranteed (the "Guarantees") by Amoco Corporation, an Indiana corporation ("Amoco") and/or warrants to purchase Securities (the "Warrants"). The Securities and Guarantees are to be issued pursuant to an indenture (the "Indenture") dated as of August 1, 1997, among the Company, Amoco and The Chase Manhattan Bank, as Trustee, which is included as an exhibit to the Registration Statement on Form S-3 filed by the Company and Amoco relating to the Securities, the Guarantees and the Warrants (the "Registration Statement"). The Warrants are to be issued pursuant to a warrant agreement between the Company and a warrant agent (the "Warrant Agreement"), a form of which is included as an exhibit to the Registration Statement.

As counsel to the Company and Amoco, I am familiar with their respective charters, by-laws, minutes of meetings of stockholders and directors, and other corporate records. I have examined the Registration Statement and the exhibits thereto. Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

2. Amoco is a corporation duly organized and existing under the laws of the State of Indiana.

3. The Company has full power and authority under the laws of the State of Delaware and under its Certificate of Incorporation (i) to incure the obligations of the Securities and the Warrants in accordance with and subject to the respective terms thereof and of the Indenture and Warrant Agreement, respectively, and (ii) to execute and deliver the Indenture and the Warrant Agreement.

4. Amoco has full power and authority under the laws of the State of Indiana and under its Amended Articles of Incorporation (i) to incur the obligations of the Guarantees in accordance with and subject to the terms thereof and of the Indenture, and (ii) to execute and deliver the Indenture.




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Amoco Corporation
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October 1, 1997


5. When the Securities have been duly authorized and duly executed by the Company and authenticated as provided in the Indenture and when duly paid for and delivered in accordance with the procedures described in the Registration Statement and any prospectus supplement relating to such sale, the Securities will be duly authorized and valid and binding obligations of the Company in accordance with and subject to the terms thereof and of the Indenture.

6. When the Warrants have been duly authorized and duly executed by the Company and countersigned in accordance with the Warrant Agreement and when duly paid for and delivered in accordance with the procedures described in the Registration Statement and any prospectus supplement relating to such sale, the Warrants will be duly authorized and valid and binding obligations of the Company in accordance with and subject to the terms thereof and of the Warrant Agreement.

7. When the Guarantees have been duly authorized and duly executed as provided in the Indenture and when the Securities on which the Guarantees are endorsed have been duly authorized and duly executed by the Company and authenticated as provided in the Indenture and duly paid for and delivered in accordance with the procedures described in the Registration Statement and any prospectus supplement relating to such sale, the Guarantees will be duly authorized and valid and binding obligations of Amoco in accordance with, and subject to, their terms and the terms of the Indenture.

The opinions set forth above are subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (b) the effect of general principles of equity.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Opinions" in the Registration Statement and related prospectus.

Very truly yours,

/s/ Daniel B. Pinkert

Daniel B. Pinkert